UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No 1.)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2025

Bogota Financial Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39180	84-3501231
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

819 Teaneck Road, Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (201) 862-0660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BSBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Amendment No. 1 to our Current Report on Form 8-K filed on January 30, 2025 (the “Initial 8-K”), is being filed solely to remove the Exhibit 99.1 that was inadvertently included with the Initial 8-K. There are no other changes from the Initial 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2025, Bogota Financial Corp. (the “Company”) appointed Peter T. Donnelly to the board of directors of the Company, effective March 26, 2025. Mr. Donnelly will also serve on the Company’s Audit Committee and IT Committee. There are no arrangements or understandings between Mr. Donnelly and any other person pursuant to which Mr. Donnelly became a director.  Mr. Donnelly is not a party to any transaction that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BOGOTA FINANCIAL CORP.

DATE: February 3, 2025	By: /s/ Kevin Pace
Kevin Pace
President and Chief Executive Officer